
                                                           RECONCILIATION
                                                         NET DEBT/TTM EBITDA
                                                     EBITDA TO OPERATION INCOME
                                                          ($ in thousands)


       Net Debt                                     Q1-2003            Q4-2002

       Revolving Credit Facility           $             --      $       7,000
       Term Loan                                     20,252             21,202
       Subordinated Notes Payable                     2,500              2,500
       Senior Subordinated Notes                     75,000             75,000
                                               -------------        -----------
       Total:                                        97,752            105,702

       Less Cash                                      9,408              4,266
                                               -------------        -----------
       Net Debt                            $         88,344      $     101,436
                                               =============        ===========


       EBITDA                                       Q1-2003            Q4-2002         Q3-2002          Q2-2002           Q1-2002

       Operating Income                    $       17,966        $    17,307      $     16,549      $     16,021       $     14,517
       Other Income                                    --                 --                57               209                  5
       Minority Interest                             (12)               (15)                 5                 1                  9
       Amortization                                   477                477               477               477                477
       Depreciation                                   892                918             1,038             1,120              1,197
                                               -------------         ----------    --------------    -------------    --------------
       EBITDA                              $       19,323        $    18,687      $     18,126      $     17,828       $     16,205
                                               =============         ==========    ==============    =============    ==============

       Net Debt                            $       88,344        $   101,436
       TTM EBITDA                          $       73,965        $    70,847
                                               -------------         ----------
       Net Debt/TTM EBITDA Ratio                      1.2                104
                                               =============         ==========